UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 3, 2004


                           SELECT COMFORT CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Minnesota
         (State or other jurisdiction of incorporation or organization)

         0-25121                                         41-1597886
   (Commission File No.)                       (IRS Employer Identification No.)

              6105 Trenton Lane North, Minneapolis, Minnesota 55442
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)



                                 (763) 551-7000
              (Registrant's telephone number, including area code)






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ITEM 9.  REGULATION FD DISCLOSURE.

In a presentation on August 3, 2004 to investors at the Adams Harkness Summer Seminar, Select Comfort Corporation (NASDAQ: SCSS) chairman and chief executive officer Bill McLaughlin and chief financial officer Jim Raabe will address the company's July financial performance and stock repurchase program.

The presentation will be Webcast at 4 p.m. EDT and can be accessed via the company's Web site at www.selectcomfort.com in the investor relations section.

The company announced that:
     * Sales results for July are on track to meet third quarter 2004 revenue guidance of $144 million to $149 million.
     * During July, Select Comfort repurchased in excess of $10 million of its outstanding stock. Management expects to continue to repurchase stock under this program.
     * Product issues affecting the mattress industry raised in a recent, local Minneapolis television report are not unique to Select Comfort, and have not been significant to date affecting only a fraction of one percent of its customer base on an annual basis at a cost of less than $200,000 annually.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SELECT COMFORT CORPORATION
                                            (Registrant)


Dated:  August 3, 2004                      By:      /s/ Mark A. Kimball
                                               ---------------------------------

                                            Title:   Senior Vice President
                                                  ------------------------------



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